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[NEW YORK LIFE LOGO] The Company You Keep        NEW YORK LIFE INSURANCE COMPANY
                                                 51 Madison Avenue,
                                                 New York, NY  10010
                                                 (212) 576-6973

                                                 THOMAS F. ENGLISH
                                                 Vice President and
                                                 Deputy General Counsel


                                                       April 10, 2000


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

       RE:   NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
             VARIABLE ANNUITY SEPARATE ACCOUNT-III
             INVESTMENT COMPANY ACT FILE NUMBER: 811-08904
             SECURITIES ACT FILE NUMBER: 33-87382

Ladies and Gentlemen:

       This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 9 to the registration statement on Form N-4 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Annuity Separate Account-III ("Separate Account-III"). Separate Account-III receives and invests premiums allocated to it under a flexible premium multi-funded variable retirement annuity policy ("Annuity Contract"). The Annuity Contract is offered in the manner described in the Registration Statement.

       In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

    1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

    2. Separate Account-III is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-III shall be credited to or charged against Separate Account-III, without regard to other income, gains or losses of NYLIAC.


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Securities and Exchange Commission
April 10, 2000
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    3. The Annuity Contracts have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with their terms.

    4. Each owner of a Annuity Contract will not be subject to any deductions, charges, or assessments imposed by NYLIAC other than those provided in the Annuity Contract.

       I consent to the use of this opinion as an exhibit to the Registration Statement.




                                               Very truly yours,

                                               /s/ THOMAS F. ENGLISH

                                               Thomas F. English
                                               Vice President and
                                               Deputy General Counsel